TYPE 1

             ------------------------------------------------------------------
                ONE SIGNED AND AUTHORIZED COPY OF THIS AGREEMENT SHOULD BE RETURNED TO THE ANNUITY SERVICE MAILING ADDRESS SHOWN BELOW.
             ------------------------------------------------------------------

[LOGO] SUN LIFE ASSURANCE
       COMPANY OF CANADA (U.S.)

       EXECUTIVE OFFICE:                      HOME OFFICE:          ANNUITY SERVICE MAILING ADDRESS:
       One Sun Life Executive Park            Wilmington, Delaware  Sun Life of Canada (U.S.)
       Wellesley Hills, Massachusetts 02481                         Retirement Products and Services
                                                                    P.O. Box 1024
                                                                    Boston, Massachusetts 02103

-------------------------------------------------------------------------------
              SALES OPERATIONS AND GENERAL AGENT AGREEMENT
-------------------------------------------------------------------------------

    AGREEMENT by and between Sun Life Assurance Company of Canada (U.S.) (hereinafter referred to as Sun Life of Canada (U.S.), a Delaware Corporation; Clarendon Insurance Agency, Inc. (hereinafter referred to as Clarendon), a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc.; and ____________________ (hereinafter referred to as Broker-dealer), also a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 and a member of the National Association of Securities Dealers Inc.; and _______________________ (hereinafter referred to as the General Agent), as follows:

-------------------------------------------------------------------------------
                           I WITNESSETH
-------------------------------------------------------------------------------

    WHEREAS, Sun Life of Canada (U.S.) has agreed with General Agent to have General Agent's insurance agents (herein-after referred to as sub-agents) solicit and sell those certain Insurance and Annuity Plans, more particularly described in this Agreement; and, because certain of said Plans may be deemed to be securities under the Securities Act of 1933 and applicable state laws, Sun Life of Canada (U.S.) desires that the sub-agents be associated with Broker-dealer and Broker-dealer hereby covenants that each such sub-agent is registered as its registered representative with the National Association of Securities Dealers Inc. (hereinafter referred to as NASD) and may engage in the offer or sale of such of the Plans which constitute a security under federal or state law; and

    WHEREAS, Sun Life of Canada (U.S.) has agreed with Clarendon that Clarendon shall be responsible for the training and supervision of such sub-agents, with respect to the solicitation and offer or sale of any of said Plans which constitute a security under federal and state law, and also for the training and supervision of any other "persons associated" with Broker-dealer who are engaged directly or indirectly therewith; and Clarendon wishes to, and hereby does, delegate, to the extent legally permitted, said supervisory duties to Broker-dealer, who hereby agrees to accept such delegation; and

    WHEREAS, Sun Life of Canada (U.S.) has agreed with General Agent that General Agent will limit solicitations to those jurisdictions where it has been duly licensed to solicit sales of life insurance policies, fixed annuity, and variable annuity contracts and General Agent agrees to provide Sun Life of Canada (U.S.) with a list of such jurisdictions and agrees further to notify Sun Life of Canada (U.S.) of any change to such list; and General Agent hereby agrees that General Agent shall be responsible for the training and supervision of such sub-agents with respect to the solicitation and sale of any of said Plans which are regulated by the jurisdiction's insurance department or similar regulatory agency; and

    WHEREAS, Sun Life of Canada (U.S.) has established life insurance and annuity plans for use with groups and for individuals and Sun Life of Canada (U.S.) agrees to furnish to General Agent and to keep current a list of the types of plans, (hereinafter referred to as the "Plans") which Sun Life of Canada (U.S.) has available for offering by the General Agent.

    NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

-------------------------------------------------------------------------------
     II APPOINTMENT OF GENERAL AGENT FOR INSURANCE AND ANNUITY PLANS
-------------------------------------------------------------------------------

A.  APPOINTMENT

    Sun Life of Canada (U.S.) hereby appoints General Agent as a general agent of Sun Life of Canada (U.S.) for the solicitation of sales of the Plans.

-------------------------------------------------------------------------------
                   III AUTHORITY OF GENERAL AGENT
-------------------------------------------------------------------------------


A.  DISTRIBUTION AUTHORITY

    General Agent is authorized to procure, through the sub-agents appointed by it, applications for the Plans. Sun Life of Canada (U.S.), in its sole discretion and without notice to General Agent, may suspend sales of any Plans hereunder or may amend any policies or contracts evidencing such plans.

B.  APPOINTMENT OF SUB-AGENTS

General Agent is authorized to appoint sub-agents to solicit sales of the Plans hereunder. All sub-agents appointed by General Agent pursuant to this Agreement shall be duly licensed under the applicable insurance laws to sell the said Plans by the proper authorities within the applicable jurisdictions where General Agent proposes to offer the Plans and where Sun Life of Canada (U.S.) is duly authorized to conduct business. Sun Life of Canada (U.S.) will provide General Agent with a list which shows: (1) the jurisdictions where Sun Life of Canada (U.S.) is authorized to do business; and (2) any limitations on the availability of the Plans in any of such jurisdictions. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of licensing/appointment papers for all applicants as sub-agents submitted by General Agent.

C.  SECURING APPLICATIONS

    All applications for the Plans covered hereby shall be made on application forms supplied by Sun Life of Canada (U.S.), and all payments collected by General Agent or any sub-agent of General Agent shall be remitted promptly in full, together with such application forms and any other required documentation, directly to Sun Life of Canada (U.S.) at the address indicated on such application or to such other address as Sun Life of Canada (U.S.) may, from time to time designate in writing. Checks or money orders in payment on any such Plan shall be drawn to the order of "Sun Life Assurance Company of Canada (U.S.)". All applications are subject to acceptance or rejection by Sun Life of Canada (U.S.) at its sole discretion.

D.  SUPERVISION OF SUB-AGENTS

    1. General Agent shall supervise any sub-agents appointed by it to solicit sales of the Plans hereunder and General Agent shall be responsible, without regard to any technical distinction between this relationship and that which exists in law between principal and agent, for all acts and omissions of each sub-agent within the scope of his agency appointment at all times. General Agent shall exercise all responsibilities required by the applicable federal and state law and regulations other than those responsibilities which under applicable securities laws are the responsibilities of Broker-dealer; provided however, Broker-dealer shall continue to have full responsibility under applicable securities laws for such sub-agents in their capacity as registered representatives including by example, but without limitation, training and supervisory duties over such sub-agents. Nothing contained in this Agreement or otherwise shall be deemed to make any sub-agents appointed by General Agent an employee or agent of Sun Life of Canada (U.S.). Sun Life of Canada (U.S.) shall not have any responsibility for the supervision of any sub-agents of General Agent and if the act or omission of a sub-agent or any other employee of General Agent is the proximate cause of any claim, damage or liability to Sun Life of Canada (U.S.) (including reasonable attorneys' fees), General Agent shall be responsible and liable therefore.

    2. Sun Life of Canada (U.S.) may, by written notice to General Agent, refuse to permit any sub-agent to solicit applications for the sale of any of the Plans hereunder and may, by such notice, require General Agent to cause any such sub-agent to cease any such solicitation or sales, and, Sun Life of Canada (U.S.) may require General Agent to cancel the appointment of any sub-agent.

    3. General Agent is responsible for the selection or appointment of sub-agents for the sales of the Plans hereunder. General Agent is responsible for preparation and transmission of the proper appointment and licensing forms and to insure that all sales personnel are appropriately licensed.

    4. General Agent will pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for sub-agents appointed hereunder. All fees payable to such regulatory authorities in connection with the initial appointment of sub-agents who already possess necessary licenses will be paid by Sun Life of Canada (U.S.). Any renewal license fees due after the initial appointment of a sub-agent hereunder will be paid by General Agent.

    5. Before a sub-agent is permitted to sell the Plans, General Agent, Broker-dealer and the sub-agent shall have entered into an agreement pursuant to which the sub-agent will be appointed a sub-agent of General Agent and a registered representative of Broker-dealer and in which the sub-agent will agree that his selling activities relating to the securities-regulated Plans will be under the supervision and control of Broker-dealer and his selling activities relating to the insurance-regulated Plans will be under the supervision and control of General Agent; and that the sub-agent's right to continue to sell such Plans is subject to his continued compliance with such agreement.

E.  MONEY RECEIVED BY GENERAL AGENT

All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any policyholder, contract owner or certificateholder or anyone else having an interest in the Plans is the property of Sun Life of Canada (U.S.), and shall be transmitted immediately in accordance with the administrative procedures of Sun Life of Canada (U.S.) without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by General Agent.

-------------------------------------------------------------------------------
                            IV COMPENSATION
-------------------------------------------------------------------------------

A.  COMMISSIONS

    Commissions payable to General Agent or any sub-agent in connection with the Plans shall be paid by Sun Life of Canada (U.S.) to the person(s) entitled thereto through General Agent or as otherwise required by law. Sun Life of Canada (U.S.) will provide General Agent with a copy of its current Commission Schedule. Commissions will be paid as a percentage of premiums or purchase payments (Premiums and Purchase Payments are hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by Sun Life of Canada (U.S.) on applications obtained by the various sub-agents appointed by General Agent hereunder. Upon termination of this Agreement, all compensation to the General Agent hereunder shall cease, however, General Agent shall continue to be liable for any chargebacks pursuant to the provisions of said Commission Schedule or for any other amounts advanced by or otherwise due SUN LIFE OF CANADA (U.S.) hereunder.

B.  TIME OF PAYMENT

    Sun Life of Canada (U.S.) will pay any compensation due General Agent hereunder within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by Sun Life of Canada (U.S.).

C.  AMENDMENT OF SCHEDULES

    Sun Life of Canada (U.S.) may, upon at least ten (10) days prior written notice to General Agent change the commission schedule. Any such change shall be by written amendment of the commission schedule and shall apply to compensation due on applications received by Sun Life of Canada (U.S.) after the effective date of such notice.

D.  PROHIBITION AGAINST REBATES

    If General Agent or any sub-agent of General Agent shall rebate or offer to rebate all or any part of a Payment on a policy or contract or certificate issued hereunder, or if General Agent or any sub-agent of General Agent shall withhold any Payment on any policy or contract or certificate issued hereunder, the same may be grounds for termination of this Agreement by Sun Life of Canada (U.S.). If General Agent or any sub-agent of General Agent shall at any time induce or endeavor to induce any owner of any policy or contract issued hereunder or any certificate holder to discontinue Payments or to relinquish any such policy or contract or certificate except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due General Agent hereunder shall cease and terminate.

E.  INDEBTEDNESS

    Nothing in this Agreement shall be construed as giving General Agent the right to incur any indebtedness on behalf of Sun Life of Canada (U.S.). General Agent hereby authorizes Sun Life of Canada (U.S.) to set off liabilities of General Agent to Sun Life of Canada (U.S.) against any and all amounts otherwise payable to General Agent by Sun Life of Canada (U.S.).

-------------------------------------------------------------------------------
                       V.  DUTIES OF BROKER DEALER
-------------------------------------------------------------------------------

A.  SUPERVISION OF REGISTERED REPRESENTATIVES

    Broker-dealer agrees that it has full responsibility for the training and supervision of all persons, including sub-agents of General Agent, associated with Broker-dealer who are engaged directly or indirectly in the offer or sale of such of the Plans as are subject to the federal securities laws and that all such persons shall be subject to the control of Broker-dealer with respect to such persons' securities-regulated activities in connection with such Plans. Broker-dealer will cause the sub-agents, in their capacity as registered representatives to be trained in the sale of such of the Plans as are subject to the federal securities laws; will use its best efforts to cause such sub-agents to qualify under applicable federal and state laws to engage in the sale of such policies and/or contracts; and will cause such sub-agents to be registered representatives of Broker-dealer before such sub-agents engage in the solicitation of any of such policies and/or contracts. Broker-dealer shall cause such sub-agent's qualifications to be certified to the satisfaction of Clarendon; and shall notify Clarendon if any of said sub-agents cease to be a registered representative of Broker-dealer.

B.  REGISTERED REPRESENTATIVES AGREEMENT

    Broker-dealer agrees that it shall train and supervise the General Agent's sub-agents in connection with such of the Plans as are subject to the federal securities law and agrees that, before a sub-agent shall be permitted to sell such Plans, such sub-agent will be appointed a registered representative of Broker-dealer and, along with Broker-dealer and General Agent, such sub-agent will have entered into the agreement more particularly described in Section III, Paragraph D5.

C. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITIES LAWS

Broker-dealer will fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the sub-agents. Upon request by Clarendon, Broker-dealer shall furnish such appropriate records as may be necessary to establish such diligent supervision.

D.  NOTICE OF SUB-AGENT NONCOMPLIANCE

    In the event a sub-agent fails or refuses to submit to supervision of Broker-dealer in accordance with this Agreement, or otherwise fails to meet the rules and standards imposed by Broker-dealer on its registered representatives, Broker-dealer shall certify such fact to Sun Life of Canada (U.S.) and General Agent and shall immediately notify such sub-agent that he is no longer authorized to sell the Plans, and Broker-dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such sub-agent relating to the Plans.

E.  PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING

    Broker-dealer shall be provided, without any expense to Broker-dealer, with prospectuses relating to those of the Plans which are subject to federal securities laws and such other material as Clarendon determines to be necessary or desirable for use in connection with sales of those Plans. No sales promotion materials or any advertising relating to any of the securities-regulated Plans shall be used by Broker-dealer unless the specific item has been approved in writing by Clarendon.


-------------------------------------------------------------------------------
                        VI GENERAL PROVISIONS
-------------------------------------------------------------------------------

A.  WAIVER

    Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  INDEPENDENT CONTRACTORS

    Both Sun Life of Canada (U.S.) and Clarendon are independent contractors with respect both to Broker-dealer and to General Agent.

C.  LIMITATIONS

    No party other than Sun Life of Canada (U.S.) shall have the authority on behalf of Sun Life of Canada (U.S.) to make, alter, or discharge any policy or contract or certificate issued by Sun Life of Canada (U.S.), to waive any forfeiture or to grant, permit, nor to extend the time of making any Payments, nor to guarantee dividends, nor to alter the forms which Sun Life of Canada (U.S.) may prescribe or substitute other forms in place of those prescribed by Sun Life of Canada (U.S.); nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Sun Life of Canada (U.S).

D.  FIDELITY BOND

    General Agent represents that all directors, officers, employees and sub-agents of General Agent who are licensed pursuant to this agreement as Sun Life of Canada (U.S.) agents for state insurance law purposes or who have access to funds of Sun Life of Canada (U.S.), including but not limited to funds submitted with applications for the Plans or funds being returned to owners or certificate holders, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by General Agent at General Agent's expense. Such bond shall be, at least, of the form, type, and amount required under the NASD Rules of Fair Practice, endorsed to extend coverage to General Agent's life insurance and fixed annuity transactions. Sun Life of Canada (U.S.) may require evidence, satisfactory to it, that such coverage is in force and General Agent shall give prompt written notice to Sun Life of Canada (U.S.) of any notice of cancellation or change of coverage.

    General Agent assigns any proceeds received from the fidelity bonding company to Sun Life of Canada (U.S.) to the extent of Sun Life of Canada (U.S.)'s loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, General Agent shall promptly pay Sun Life of Canada (U.S.) such amount on demand and General Agent hereby indemnifies and holds harm-less Sun Life of Canada (U.S.) from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

E.  BINDING EFFECT

    This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Broker-dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without the prior written consent of Sun Life of Canada (U.S.).

F.  REGULATIONS AND SUITABILITY

    All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted. The parties hereby expressly confirm that "suitability" requirements, whether arising from federal securities law (including NASD) or state insurance law, shall be, respectively, the compliance responsibility of Broker-dealer and General Agent within their respective supervisory responsibilities as more particularly in this Agreement; and, in connection therewith, Broker-dealer and General Agent hereby represent to Sun Life of Canada (U.S.) and Clarendon that no recommendation shall be made by them (or any sub-agent under their supervision) to any applicant to purchase a Plan unless they have reasonable grounds to believe that the purchase of such Plan is suitable for that applicant, after reasonable inquiry of the applicant concerning such relevant matters as the applicant's insurance and investment objectives, financial situation and needs, together with such other relevant information as may be required under applicable law or by Sun Life of Canada (U.S.) from time to time.

G.  NOTICES

    All notices or communications shall be sent to the address shown in sub paragraph VI M of this Agreement or to such other address as the party may request by giving written notice to the other parties.

H.  GOVERNING LAW

    This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

I.  AMENDMENT OF AGREEMENT

    Sun Life of Canada (U.S.) reserves the right to amend this Agreement at any time and the General Agent's submission of an application after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment.

J.  SALES PROMOTION MATERIALS AND ADVERTISING

    Neither Broker-dealer, General Agent nor any of its sub-agents shall print, publish or distribute any advertisement, circular or any document relating to the Plans distributed pursuant to this Agreement or relating to Sun Life of Canada (U.S.) unless such advertisement, circular or document shall have been approved in writing by Sun Life of Canada (U.S.) or by Clarendon, and in the case of items within the scope of Section V, Paragraph E approved in writing by Clarendon. Provided, however, that nothing herein shall prohibit Broker-dealer, General Agent or any sub-agent from advertising life insurance and annuities in general or on a generic basis.

K.  GENERAL AGENT AS BROKER DEALER

    If Broker-dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Broker-dealer and General Agent and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

L.  TERMINATION

    This Agreement may be terminated, without cause, by any party upon thirty
(30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if Clarendon or Broker-dealer shall cease to be a registered Broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD.

---------------------------------------------------------------------------
                        M. ADDRESS FOR NOTICES
---------------------------------------------------------------------------


GENERAL AGENT


____________________________________________________        Clarendon Insurance Agency, Inc.
Licensed General Agent of Agency Name:                      Attn: Roy P. Creedon
                                                            One Sun Life Executive Park
Address: ___________________________________________        Wellesley Hills, MA 02481

____________________________________________________        CLARENDON INSURANCE AGENCY, INC.

Tax ID No.:_________________________________________        By /s/ Roy P. Creedon
                                                               -----------------------------
____________________________________________________           Roy P. Creedon, Secretary
Print Name and Title of Authorized Officer
                                                            By /s/ Anne M. Georges
By__________________________________________________        --------------------------------
  Signature and Title of Authorized Officer     Date           Anne M. Georges, President

                                                             Sun Life Assurance Company of Canada (U.S.)
                                                             Attn: Ellen B. King
____________________________________________________         One Sun Life Executive Park
NASD BROKER/DEALER                                           Wellesley Hills, MA 02181

                                                             SUN LIFE ASSURANCE COMPANY OF
Registered Name: ___________________________________           CANADA (U.S.)

Home/Office Address:________________________________         By /s/ Ellen B. King
                                                                ---------------------------------
____________________________________________________            Ellen B. King, Secretary


Tax ID No.: ________________________________________

                                                             By /s/ C. James Prieur
____________________________________________________            ---------------------------------
Print Name and Title of Authorized Officer                      C. James Prieur, President

By__________________________________________________
  Signature and Title of Authorized Officer     Date

                                      EXHIBIT A

                           GENERAL LETTER OF RECOMMENDATION

     GENERAL AGENT hereby certifies to Sun Life of Canada (U.S.) that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of Sun Life of Canada (U.S.) submitted by GENERAL AGENT. GENERAL AGENT will, upon request, forward proof of compliance with same to Sun Life of Canada (U.S.) in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Sun Life of Canada (U.S.) to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a B-300, B-301, or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

    The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.


3. We certify that all educational requirements have been met for the specific state each applicant is requesting a license in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to Sun Life of Canada (U.S.) are those of the applicant and the securities registration is a true copy of the original.

5. We hereby warrant that the applicant is not applying for a license with Sun Life of Canada (U.S.) in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

[LOGO]   SUN LIFE ASSURANCE                                           SLPC 5329
         COMPANY OF CANADA (U.S.)                                     (8/99)

                                                  One Sun Life Executive Park
                                                  Wellesley Hills, MA 02481
[LOGO] SUN LIFE
       OF CANADA (U.S.)                           Tel: (781) 237-6030



                  Variable Life Insurance Supplement And
                           Commission Schedule


This Variable Life Insurance Supplement ("Supplement") and the attached Commission Schedule, form a part of that certain Sales Operation and General Agent Agreement ("Distribution Agreement") entered into by and between the parties listed herein. All capitalized terms used in this Supplement shall carry the meaning assigned in the Distribution Agreement. The specific purpose of this Supplement is to add the variable life insurance product(s) offered by Sun Life of Canada(U.S.), as listed on the attached Commission Schedule (which may be amended, from time to time, by Sun Life of Canada(U.S), as set forth in the Distribution Agreement). In conjunction with the availability of such products, the parties hereby confirm that "suitability" requirements. whether arising from federal securities law(including NASD) or state insurance law, shall be, respectively, the compliance responsibility of Broker-dealer and General Agent within their respective supervisory responsibilities as more particularly set forth in the Distribution Agreement; and, in connection therewith, Broker-dealer and General Agent hereby represent to Sun Life of Canada(U.S.) and Clarendon that no recommendation shall be made by them(or any sub-agent under their supervision) to any applicant to purchase a variable life insurance policy unless they have reasonable grounds to believe that the purchase of such policy is suitable for that applicant, after reasonable inquiry of the applicant concerning such relevant matters as the applicant's insurance and investment objectives, financial situation and needs, together with such other relevant information as may be required under applicable law or by Sun Life of Canada(U.S.) from time to time.

This Supplement shall be effective when signed by all the following parties to be effective as of _________________________.



GENERAL AGENT


____________________________________________________        Clarendon Insurance Agency, Inc.
Licensed General Agent or Agency Name:                      Attn: Roy P. Creedon
                                                            One Sun Life Executive Park
Address: ___________________________________________        Wellesley Hills, MA 02481

____________________________________________________        CLARENDON INSURANCE AGENCY, INC.

Tax ID No.:_________________________________________

____________________________________________________

____________________________________________________
Print Name and Title of Authorized Officer                  By /s/ Roy P. Creedon
                                                               -----------------------------
By__________________________________________________           Roy P. Creedon, Secretary
  Signature and Title of Authorized Officer     Date

____________________________________________________
NASD BROKER/DEALER
Registered Name: ___________________________________         Sun Life Assurance Company of Canada (U.S.)
                                                             Attn: Ellen B. King
Home/Office Address:________________________________         One Sun Life Executive Park
                                                             Wellesley Hills, MA 02481
____________________________________________________

Tax ID. No.:________________________________________         SUN LIFE ASSURANCE COMPANY OF
                                                               CANADA (U.S.)

____________________________________________________        By /s/ Ellen B. King
Print Name and Title of Authorized Officer                     ---------------------------------
                                                               Ellen B. King, Secretary
By__________________________________________________
  Signature and Title of Authorized Officer    Date

6/99                                                                   SLPC5085

                  SALES OPERATIONS AND GENERAL AGENT AGREEMENT
                        COMMISSION SCHEDULE A - SVUL



This Schedule A is to be attached to and made a part of the Sales Operations and General Agent Agreement between Sun Life Assurance Company of
Canada(U.S.)[Sun Life of Canada(U.S.)], Clarendon Insurance Agency, Inc. (Clarendon), Selling Broker-Dealer and General Agent.

This Commission Schedule is not intended to replace any Commission Schedule, whether currently in effect or subsequently issued by Sun Life of Canada(U.S.) covering the sale of products issued by Sun Life of Canada(U.S.) other than those listed below. This Commission Schedule shall remain in effect until such time as Sun Life of Canada(U.S.) notifies General Agent and Broker-Dealer in writing that a new Commission Schedule shall take effect with respect to the Plan(s) listed below.

Commissions will be paid to the Broker-Dealer(or General Agent, if required by law) in the percentages shown in the following commission schedule:

                              FIRST YEAR PREMIUM            RENEWAL PREMIUM
                              ------------------            ---------------
PLAN              UP TO TARGET         IN EXCESS OF TARGET     YRS. 2-10
----              ------------         -------------------     ---------

FUTURITY FLEXIBLE PREMIUM
VARIABLE UNIVERSAL LIFE     90                  2                    2
INSURANCE

FUTURITY SURVIVORSHIP
VARIABLE UNIVERSAL LIFE     90                  2.5                   2.5
INSURANCE*

 *COMMISSIONS REDUCED BY 10% ON POLICIES WHERE INSURED REACHES AGE 75 WITHIN
  THE FIRST 12 MONTHS OF THE POLICY.


Trail Commission: Trail Commissions will be computed at an annual rate of 0.10% of the average variable account value for the previous policy year and paid annually beginning when the policy has been in effect for 25 months.

Trail Commissions will be paid only if the Sales Operations and General Agent Agreement is in force on the date the commission is payable.

Commission Chargeback: In the event that a policy for which a commission has been paid is surrendered by the policy owner, or is lapsed or returned pursuant to the so-called "right of return" provision of the policy, the following percentage of commission will be due and Sun Life of Canada(U.S.) shall be entitled to collect such amount from all entities which received commissions, including by set off of future commissions

                                CHARGEBACK SCHEDULE
                                -------------------
                         MONTH                      PERCENTAGE
                         -----                      ----------

                         1-6                            100

                         7-12                            50


A production bonus will be paid by Sun Life of Canada(U.S.) at the end of each calendar year based on the aggregate amount paid to Broker-Dealer(or General Agent, if required by law) during the calendar year. A bonus will be earned that calendar year in accordance with the following schedule:

                   TARGETED FIRST YEAR PREMIUM ON           BONUS
                   ------------------------------           -----
                       WHICH BONUS IS BASED               PERCENTAGE
                       --------------------               ----------
                       $5,000,000 and greater                 2.5


Any production bonus due to the Broker-Dealer(or General Agent) will be paid by Sun Life of Canada(U.S.) prior to January 15th of the following year.


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Merrill Lynch